Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of December 21, 2004, is entered into by and among Huntsman International LLC, a Delaware limited liability company (the “Borrower”), Huntsman International Holdings LLC, a Delaware limited liability company (“Holdings”), the undersigned financial institutions, including Deutsche Bank Trust Company Americas, in their capacities as lenders hereunder (collectively, the “Lenders,” and each individually, a “Lender”), Deutsche Bank Trust Company Americas, as Administrative Agent (“Administrative Agent”) for the Lenders, Deutsche Bank Securities Inc., as Co-Lead Arranger and Joint Book Runner, Citigroup Global Markets Inc., as Co-Lead Arranger, Co-Syndication Agent and Joint Book Runner, JP Morgan Securities Inc., as Co-Documentation Agent, UBS Securities LLC, as Co-Syndication Agent, Credit Suisse First Boston, as Co-Documentation Agent, Merrill Lynch, Pierce Fenner & Smith Inc., as Co-Documentation Agent (collectively, the “Agents” and each individually, an “Agent”).  Terms used herein and not otherwise defined herein shall have the same meanings as specified in the Credit Agreement (as defined below).

RECITALS:

A.            The Borrower, Holdings, the Lenders, the Agents and the Administrative Agent have heretofore entered into that certain Amended and Restated Credit Agreement dated as of July 13, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.            The Borrower and Holdings have requested that the Credit Agreement be amended so as to provide for a new class of Term B Dollar Loans to be referred to as the New Term B-1 Dollar Loans (as hereinafter defined) having substantially identical terms with and in the same aggregate principal amount as the outstanding Term B Dollar Loans (as defined in the Credit Agreement prior to giving effect to this Amendment) (the “Existing Term B Dollar Loans”), except as such terms are amended hereby.

C.            As of the Repricing Effective Time (as hereinafter defined), the outstanding Existing Term B Dollar Loans will be converted into, or, in the case of Exiting Term B Dollar Lenders (as hereinafter defined), repaid in full with the proceeds of, the New Term B-1 Dollar Loans.

D.            Each Lender having a New Term B-1 Dollar Commitment (as hereinafter defined) in excess of its outstanding principal amount of Existing Term B Dollar Loans as of the Repricing Effective Time (each such Lender an “Increasing Term B Dollar Lender”) shall make New Term B-1 Dollar Loans in the amount of the excess of such Lender’s New Term B-1 Dollar Commitment over such Increasing Term B Dollar Lender’s outstanding principal amount of Existing Term B Dollar Loans the proceeds of which shall be used by the Borrower to repay the outstanding principal amount of Existing Term B Dollar Loans of existing Lenders that are not signatories to this Amendment (each such Lender, an “Exiting Term B Dollar Lender”).

E.             Each Lender having Existing Term B Dollar Loans outstanding as of the Repricing Effective Time who is signatory to this Amendment (each such Lender a “Continuing Term B Dollar Lender”) shall be deemed, as of the Repricing Effective Time in accordance with the provisions hereof, to have converted its Existing Term B Dollar Loans into New Term B-1 Dollar Loans in the same aggregate principal amount as such Lender’s New Term B-1 Dollar Commitment (less, in the case of any Increasing Lender, the amount of New Term B-1 Dollar Loans used to repay Exiting Lenders’ Existing Term B Dollar Loans).

F.             Borrower shall pay to each Lender having Existing Term B Dollar Loans outstanding as of the Repricing Effective Time all accrued and unpaid interest on such Existing Term B Dollar Loans as of the Repricing Effective Time.

G.            The Borrower and Holdings have further requested that immediately following the effectiveness of the repricing amendments set forth in Section 1 hereof, each Lender with New Term B Dollar Loans and each other Lender signatory hereto further amend the Credit Agreement to reflect certain other changes thereto as more fully described in Section 2 hereof.

H.            The Administrative Agent, the Lenders and the Agents signatory hereto, together with the Borrower and Holdings, are willing to amend the Credit Agreement subject to the terms and conditions of this Amendment.

I.              This Agreement constitutes a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW, THEREFORE, in consideration of the recitals herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     Repricing Amendments.

Subject to the conditions set forth in Section 3 hereof, the Credit Agreement is hereby amended as of the Repricing Effective Time (as defined in Section 3(a) hereof) as follows:

(a)  Section 1.1 of the Credit Agreement is amended by inserting the following new definitions in alphabetical order therein:

“Additional Amendments Effective Time” has the meaning set forth in the First Amendment.

“Continuing Term B Dollar Lender” is defined in the Recitals to the First Amendment.

“Converted Term B Dollar Loans” is defined in Section 2.1(a)(i).

“Existing Term B Dollar Loans” is defined in the Recitals to the First Amendment.

“Exiting Term B Dollar Lender” is defined in the Recitals to the First Amendment.

 “First Amendment” means the First Amendment to Amended and Restated Credit Agreement dated as of December 21, 2004 by and among the Borrower, Holdings, the Lenders signatory thereto and the Administrative Agent.

“First Amendment Effective Date” means the date on which each of the Repricing Effective Time and Additional Amendments Effective Time have occurred.

“Increasing Term B Dollar Lender” is defined in the Recitals to the First Amendment.

“New Term B-1 Dollar Commitment” means the commitment of a Lender to make (and/or convert from Existing Term B Dollar Loans) as of the Repricing Effective Time New Term B-1 Dollar Loans pursuant to subsection 2.1(a)(i) and “New Term B-1 Commitments” means such commitment of all Lenders in the aggregate.

“New Term B-1 Dollar Loans” is defined in Section 2.1(a)(i).

“Repricing Effective Time” has the meaning set forth in the First Amendment.

“Term B Dollar Conversion” is defined in Section 2.1(a)(i).

(b)           Section 1.1 of the Credit Agreement is further amended by deleting the table in the definition of “Applicable Base Rate Margin” and replacing it with the following new tables:

Most Recent Leverage Ratio	Applicable Base Rate Margin for Domestic Revolving Loans and Multicurrency Revolving Loans
Less than or equal to 2.5 to 1	1.00%
Greater than 2.5 to 1 but less than or equal to 3.0 to 1	1.25%
Greater than 3.0 to 1 but less than or equal to 3.5 to 1	1.50%
Greater than 3.5 to 1 but less than or equal to 4.5 to 1	1.75%
Greater than 4.5 to 1	2.00%

Most Recent Leverage Ratio	Applicable Base Rate Margin for Term B Dollar Loans
Less than or equal to 4.25 to 1	1.00%
Greater than 4.25 to 1	1.25%

(c)           Section 1.1 of the Credit Agreement is further amended by deleting the table in the definition of “Applicable Eurocurrency Margin” therein in its entirety and replacing it with the following new tables:

Most Recent Leverage Ratio	Applicable Eurocurrency Margin for Domestic Revolving Loans and Multicurrency Revolving Loans	Applicable Eurocurrency Margin for Term B Euro Facility

Less than or equal to 2.5 to 1	2.25%	3.00%
Greater than 2.5 to 1 but less than or equal to 3.0 to 1	2.50%	3.00%
Greater than 3.0 to 1 but less than or equal to 3.5 to 1	2.75%	3.00%
Greater than 3.5 to 1 but less than or equal to 4.5 to 1	3.00%	3.00%
Greater than 4.5 to 1	3.25%	3.25%

Most Recent Leverage Ratio	Applicable Eurocurrency Margin for Term B Dollar Facility
Less than or equal to 4.25 to 1	2.25%
Greater than 4.25 to 1	2.50%

(d)           Section 1.1 of the Credit Agreement is further amended by amending and restating the definition of “Lenders” to read as follows:

“Lender” and “Lenders” have the respective meanings assigned to those terms in the introduction to this Agreement and shall include any Person that becomes a “Lender” pursuant to Section 12.8 and any Person that becomes a Lender by issuance of Additional Term Loans pursuant to Section 2.1(a)(ii) or a Lender by issuance or conversion of Replacement Term Loans pursuant to Section 12.8(c).

(e)           Section 1.1 of the Credit Agreement is further amended by amending and restating the definition of “Scheduled Term B Dollar Repayments” to read as follows:

“Scheduled Term B Dollar Repayments” means, with respect to the principal payments on the Term B Dollar Loans for each date set forth below, that principal amount of Term B Dollar Loans set forth opposite thereto:

Scheduled Term B Dollar Loan

Date	Principal Payment

June 30, 2005	$13,050,000

June 30, 2006	$13,050,000

June 30, 2007	$13,050,000

June 30, 2008	$13,050,000

June 30, 2009	$13,050,000

Term B Loan Maturity Date	$1,239,750,000
or the aggregate principal amount of Term B Dollar Loans then outstanding.

(f)            Section 1.1 of the Credit Agreement is further amended by amending and restating the definition of “Term B Dollar Facility” to read as follows:

“Term B Dollar Facility” means the credit facility under this Agreement evidenced by the New Term B-1 Dollar Commitments and the Term B Dollar Loans (including, for purposes of clarification, the Converted Term B Dollar Loans).

(g)           Section 1.1 of the Credit Agreement is further amended by amending and restating the definition of “Term B Dollar Lender” to read as follows:

“Term B Dollar Lender” means any Lender which has a New Term B-1 Dollar Commitment or is owed a Term B Dollar Loan (or a portion thereof).

(h)           Section 2.1(a)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Subject to the terms and conditions hereof and Section 3 of the First Amendment, (A) each Continuing Term B Dollar Lender agrees to convert (each such conversion an “Term B Dollar Conversion”) its Existing Term B Dollar Loans into new term loans under this Agreement in an amount equal to the outstanding principal amount of such Lender’s Existing Term B Dollar Loans (in each case, the “Converted Term B Dollar Loans”) immediately prior to the Repricing Effective Time; and (B) each Increasing Term B Dollar Lender agrees to convert its Existing Term B Dollar Loans pursuant to the Term B Dollar Conversion and also agrees to make a new loan in Dollars (each such loan, together with all Converted Term B Dollar Loans, the “New Term B-1 Dollar Loans” and, after giving effect to the refinancing or conversion of all outstanding Existing Term B Dollar Loans as of the Repricing Effective Time, the “Term B Dollar Loans”) to the Borrower as of the Repricing Effective Time in the aggregate principal amount of such Lender’s New Term B-1 Dollar Commitment.  The Borrower, Holdings, Administrative Agent and Lenders party hereto further acknowledge and agree that (x) on the Amendment and Restatement Effective Date, the Term B Euro Lenders made loans to the Borrower in Euros (the “Term B Euro Loans” and, together with the Term B Dollar Loans, the “Term B Loans”) which Term B Euro Loans remain outstanding on the First Amendment Effective Date in the principal amount of €50,000,000; and (y) on the First Amendment Effective Date, after giving effect to the conversion and/or issuance of New Term B-1 Dollar Loans, the aggregate principal amount of Term B Dollar Loans outstanding is equal to $1,305,000,000.   No amount of a Term B Loan which is repaid or prepaid by Borrower may be reborrowed hereunder.  The New Term B-1 Dollar Loans issued by Increasing Term B Dollar Lenders (i) shall, be incurred by the Borrower pursuant to a single drawing, which shall be as of the Repricing Effective Time, (ii) shall be denominated in Dollars, (iii) shall be Loans maintained as the same Type as the Existing Term B Dollar Loans which they replace or convert, provided, that all Term B Dollar Loans made by the Term B Dollar Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term B Dollar Loans of the same Type and shall, in the case of Eurocurrency Loans, have the same Interest Period as the Interest Periods applicable to the Existing Term B Dollar Loans on the First Amendment Effective Date.”

(i)            The Credit Agreement is further amended by adding a new Section 4.8 thereto to read as follows:

“4.8         Prepayment Premium.  Notwithstanding anything else in this Agreement to the contrary, any voluntary prepayment of all or substantially all of the Term B Dollar Loans effected after the First Amendment Effective Date but on or prior to the first anniversary of the First Amendment Effective Date with the proceeds of a substantially concurrent issuance or incurrence of new senior secured loans which (x) are incurred for the primary purpose of refinancing the Term B Dollar Loans and decreasing the Applicable Base Rate Margin or Applicable Eurodollar Margin with respect thereto, (y) otherwise have terms and conditions (and are in an aggregate principal amount) substantially the same as those of the Term B Dollar Loans as in effect prior to the prepayment thereof and (z) are not otherwise in connection with a transaction and any transactions related thereto which would be prohibited by this Agreement (as determined prior to giving effect to any amendment or waiver of this Agreement being adopted in connection with such transaction and related transactions) shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment.”

(j)            The Credit Agreement is further amended by adding a new Section 4.2(e) thereto:

“(e)         Termination of New Term B-1 Dollar Commitments.  The New Term B-1 Dollar Commitments shall terminate on the expiration of the Repricing Effective Time after giving effect to the Borrowing (or conversion, as the case may be) of the New Term B-1 Dollar Loans on such date.”

(k)           Section 6.8(a) of the Credit Agreement is hereby amended by adding the following new sentence immediately at the end thereof:

“The Existing Term B Dollar Loans of all Exiting Term B Dollar Lenders shall be paid in full with the gross proceeds of any New Term B-1 Dollar Loans issued by Increasing Term B Dollar Lenders as of the Repricing Effective Time.”

SECTION 2.     Other Amendments to Credit Agreement.

Subject to the conditions set forth in Section 3 of this Amendment, as of the Additional Amendments Effective Time, each Term B Dollar Lender holding New Term B-1 Dollar Loans and each other Lender party to this Amendment agrees to further amend the Credit Agreement effective as of December 1, 2004 as follows:

(a)  Section 1.1 of the Credit Agreement is further amended by inserting the following new definitions in alphabetical order therein:

“Available Liquidity” means, at any date, the sum of (i) the Total Available Revolving Commitments on such date plus (ii) unrestricted cash, Cash Equivalents and the Dollar Equivalent of Foreign Cash Equivalents held by the Borrower and its Subsidiaries.

“Total Available Revolving Commitments” means an amount equal to the sum of the Dollar Equivalent of the aggregate Available Multicurrency Revolving Commitments of all Lenders plus the aggregate Available Domestic Revolving Commitments of all Lenders.

(b)           Section 1.1 of the Credit Agreement is further amended by amending the last sentence of the definition of “Change of Control “ therein in its entirety and replacing it with the following sentence:

“Change of Control shall also mean any “Change of Control” as defined in the Senior Subordinated Note Documents or Senior Note Documents; provided that any such “Change of Control” occurring as a result of an Initial Public Offering shall not constitute a Change of Control hereunder unless concurrently with or within ninety (90) days of such “Change of Control” any holder or holders of Senior Subordinated Notes or Senior Notes, as applicable, exercises their option to put or tender such Senior Subordinated Notes or such Senior

Notes, as applicable, in aggregate principal amount for all such Senior Subordinated Notes or Senior Notes so put or tendered in excess of $15,000,000.”

(c)           Section 1.1 of the Credit Agreement is further amended by amending and restating the definition of “Initial Public Offering” therein in its entirety and replacing it with the following new definition:

“Initial Public Offering” means an initial public offering of Huntsman LLC, any Parent Company, or Holdings.”

(d)           Section 1.1 of the Credit Agreement is further amended by amending the definition of “Consolidated EBITDA” by deleting the “and” immediately preceding clause (v) therein and replacing it with a “;” and by adding the following new clause (vi) to such definition immediately following clause (v):

“ and (vi) any call premiums paid in connection with any repayment or refinancing of Indebtedness permitted hereunder and each write-off of deferred financing costs due to any early extinguishment of Indebtedness permitted hereunder and in each case occurring on or after December 1, 2004.”

(e)           Section 1.1 of the Credit Agreement is further amended by amending the definition of “Permitted Refinancing Indebtedness” by adding the following new language immediately at the end of clause (iii) of such definition “plus any call premiums and other expenses paid in connection with such refinancing”.

(f)            Section 1.1 of the Credit Agreement is further amended by amending the definition of “Permitted Restructuring Charges” by (i) deleting the figures $300,0000,000 and $150,000,000 therein and replacing such figures with $350,000,000 and $170,000,000. respectively; and (ii) deleting the language “as described on Schedule 1.1(c) hereto” which appears at the end of such definition.

(g)           Section 8.2(r) of the Credit Agreement is hereby amended by adding the following new sentence immediately at the end thereof:

“provided, however, in addition to the foregoing (and not to be counted against the baskets set forth in this Section 8.2(r)), Borrower may incur Indebtedness consisting of unsecured Guarantee Obligations not exceeding the Dollar Equivalent of $15,000,000 in respect of obligations incurred in connection with the construction of the New LDPE Facility;”

(h)           Section 8.4 of the Credit Agreement is hereby amended by deleting the “and” immediately before clause (y) in the first parenthetical thereof and by adding the following new language immediately at the end of such clause (y):

“and (z) dividends and distributions made by Borrower to Holdings, after or concurrently with the closing of an Initial Public Offering, in an aggregate amount not to exceed the lesser of $50 million or that amount permitted by the Senior Notes Documents or Senior

Subordinated Notes Documents, provided, that:  (i) the proceeds of such dividends and distributions shall be applied to prepay those certain 13.375% Senior Discounted Notes due 2009 issued by Holdings and (ii) there shall be at least $250 million in Available Liquidity after giving effect to such dividend or distribution.”

SECTION 3.     Conditions to Effectiveness of the Amendment.  The provisions of this Amendment (other than those contained in Section 2) shall become effective upon the date of the satisfaction of all of the conditions set forth in this Section 3 (the “Refinancing Effective Time”) and the provisions of Section 2 of this Amendment shall become effective immediately after the occurrence of the Refinancing Effective Time (the “Additional Amendments Effective Time”):

3.1           Proper Execution and Delivery of Amendment.  Borrower, Holdings, the Administrative Agent and the Lenders required by Section 12.1 of the Credit Agreement shall have duly executed and delivered to Administrative Agent this Amendment.

3.2           Delivery of Credit Party Documents.  On or before the date hereof, Borrower shall deliver or cause to be delivered to Administrative Agent the following with respect to each of Borrower, each Credit Party and Holdings, each, unless otherwise noted, dated the First Amendment Effective Date:

(a)           Certified copies of its Certificate of Formation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which it is qualified as a foreign corporation to do business and where failure to be so qualified would have a Material Adverse Effect and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the First Amendment Effective Date or, in the event that any such document has been previously delivered by the Borrower to the Administrative Agent, a certificate executed by a Responsible Officer of the Borrower indicating that no change has occurred with respect to such document;

(b)           Copies of its operating agreement or limited liability company agreement, certified by its corporate secretary or an assistant secretary or a certificate of the lack of any change thereto since the Initial Borrowing Date or, in the event that any such document has been previously delivered by the Borrower to the Administrative Agent, a certificate executed by a Responsible Officer of the Borrower indicating that no change has occurred with respect to such document;

(c)           Resolutions of its members, manager or board of managers  (i) approving and authorizing the execution, delivery and performance of this Amendment, and (ii) approving and authorizing the execution, delivery and performance of the other Loan Documents to which it is a party and all transactions related thereto, in each case certified as of the First Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendments;

(d)           Signature and incumbency certificates of its officers executing this Amendment;

(e)           a reaffirmation of each Security Document to which such Person is a party;

(f)            an opinion of Vinson & Elkins LLP, special counsel to the Credit Parties, addressed to Administrative Agent and each of the Lenders and dated the First Amendment Effective Date, which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall cover such matters incident to the transactions contemplated herein and in the other Loan Documents as the Administrative Agent may reasonably request;

(g)           evidence, satisfactory to the Administrative Agent, that the Borrower has used the proceeds of the New Term B-1 Dollar Loans to refinance the Existing Term B Dollar Loans; and

(h)           Such other instruments and documents in respect of such matters as Administrative Agent shall reasonably request.

3.3           Representations and Warranties; Default; Officer’s Certificate.  After giving effect to this Amendment, the representations and warranties set forth in Article VI of the Credit Agreement shall be true and correct, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct as of such specified date, and no Event of Default or Unmatured Event of Default shall have occurred or be continuing and Administrative Agent shall have received a certificate executed by a Responsible Officer on behalf of Borrower, dated the First Amendment Effective Date stating that, after giving effect to this Amendment, the representations and warranties set forth in Article VI of the Credit Agreement are true and correct as of the date of the certificate, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct as of such specified date, that no Event of Default or Unmatured Event of Default has occurred and is continuing, and that the conditions of this Section 3 hereof have been fully satisfied or waived.

3.4           Fees.  Borrower shall have paid to Administrative Agent all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to Administrative Agent to the extent then due, including, without limitation, pursuant to Section 6 of this Amendment and any fee letter executed by the Borrower in favor of the Administrative Agent in connection with this Amendment.

3.5           Corporate Proceedings.  All corporate and legal proceedings and all instruments and agreements in connection with the execution and delivery of this Amendment shall be satisfactory in form and substance to Administrative Agent and Administrative Agent and all Lenders shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or certificates, if any, which Administrative Agent or such Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or Governmental Authorities.

Each Lender and the Administrative Agent hereby agrees that by its execution and delivery of its signature page hereto, such Person approves of and consents to each of the matters set forth herein which must be approved by, or which must be satisfactory to, the Required Lenders or such Person, as the case may be; provided that, in the case of any agreement or document which must be approved by, or which must be satisfactory to, the Required Lenders, Administrative Agent or Borrower shall have delivered a copy of such agreement or document to such Person if so requested on or prior to the First Amendment Effective Date.

3.6           Payment of Unpaid Interest. The Borrower shall have paid to all Lenders with Existing Term B Dollar Loans simultaneously with the making (or conversion into) of New Term B-1 Dollar Loans hereunder, all accrued and unpaid interest on such Lenders’ Existing Term B Dollar Loans outstanding on the First Amendment Effective Date.  In addition, notwithstanding anything else in the Credit Agreement to the contrary, at the end of any Interest Period which existed as of the First Amendment Effective Date, the Borrower will pay to Lenders holding New Term B-1 Dollar Loans the balance of the interest due and accruing for such Interest Period on such New Term B-1 Dollar Loans from the period of the First Amendment Effective Date through the end of such Interest Period.

SECTION 4.         Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, each of Holdings and the Borrower represent and warrant to each of the Lenders and the Administrative Agent that, as of the First Amendment Effective Date:

(a)           This Amendment has been duly authorized, executed and delivered by the Borrower and Holdings and this Amendment and the Credit Agreement, as amended hereby, constitutes each of the Borrower’s and Holdings’ legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(b)           The representations and warranties set forth in the Credit Agreement are, after giving effect to this Amendment, true and correct in all material respects on and as of the First Amendment Effective Date, except to the extent such representations and warranties are expressly made as of a specified date (in which event they were true and correct in all material respects as of such specified date); and

(c)           No Default or Event of Default has occurred and is continuing.

SECTION 5.         References to and Effect on the Credit Agreement.  On and after the date hereof each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Credit Agreement, as the case may be, in the Loan Documents and all other documents (the “Ancillary Documents”)

delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

Except as specifically amended above, the Credit Agreement, and the other Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

On and after the First Amendment Effective Date, each reference in the Credit Agreement to “Term B Dollar Loans” shall be deemed to be a reference to the Term B Dollar Loans as refinanced (or converted) by or into the New Term B-1 Dollar Loans.

The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or Administrative Agent under the Credit Agreement, the Loan Documents or the Ancillary Documents.

SECTION 6.   Fees, Costs and Expenses.  Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Amendment and all other documents furnished pursuant hereto or in connection herewith, including without limitation, the reasonable fees and out-of-pocket expenses of Winston & Strawn, special counsel to Administrative Agent and any local counsel retained by Administrative Agent relative thereto or the reasonable allocated costs of staff counsel as well as the fees and out-of-pocket expenses of counsel, independent public accountants and other outside experts retained by Administrative Agent in connection with the administration of this Amendment.

SECTION 7.   Miscellaneous.

7.1           Execution in Counterparts.  This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one (1) such counterpart.  Delivery of an executed signature page to this Amendment by telecopy shall be deemed to constitute delivery of an originally executed signature page hereto.

7.2           Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

7.3           Headings.  Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

7.4           Integration.  This Amendment, the other agreements and documents executed and delivered pursuant to this Amendment and the Credit Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

7.5           Binding Effect.  This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns.  Except as expressly set forth to the contrary herein, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Borrower, the Administrative Agent and the Lenders and their respective successors and permitted assigns.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY
AMERICAS,
Individually as a Lender and as
Administrative Agent

By:	/s/ Susan L. LeFevre
Name:	Susan L. LeFevre
Director:	Director

HUNTSMAN INTERNATIONAL
HOLDINGS LLC

By:	/s/ Sean Douglas
Name:	Sean Douglas
Director:	Vice President

HUNTSMAN INTERNATIONAL LLC

By:	/s/ Sean Douglas
Name:	Sean Douglas
Director:	Vice President